SEFTON FUNDS TRUST

CERTIFICATE AND REPORT OF INSPECTOR
OF ELECTION



The undersigned being the duly appointed
 Inspector of Election for purposes of
the Special Meeting of the shareholders
of the Sefton Equity Value Fund,
Sefton Small Company Value Fund, Sefton
 U.S. Government Fund, and Sefton
California Tax-Free Fund held in the City of Columbus, State of Ohio on November 22, 1999, does hereby certify that he did receive the votes of the shareholders of the Fund, and does hereby report that the votes were as
follows: Votes

Number of Votes Received

(Proposal No. 1 - Sefton Funds Trust Plan of
Reorganization into the Kayne
Anderson Funds)

		Sefton Equity Value Fund
			For		2,303,051
        		Against	0
			Abstained	284

		Sefton Small Company Value
			For		1,171,389
			Against	0
			Abstained	0

		Sefton U.S. Government Fund
			For		2,019,482
			Against	0
			Abstained	0

		Sefton California Tax-Free Fund
			For		2,720,395
			Against	239
	Abstained	0

The undersigned does hereby declare under
 penalty of perjury that the foregoing
s true and correct.


Dated: November 22, 1999		__________________________
Name:  Frank M. Deutchki



	SEFTON FUNDS TRUST

	REPORT OF SHARES REPRESENTED
AT MEETING



The undersigned, being the duly appointed
 Inspector of Election for purposes
Of the Special Meeting of Shareholders
of the Sefton Funds Trust held in the
City of Columbus, State of Ohio, on November
 22, 1999, does hereby certify
that he has examined the list of shareholders
 of the Fund; has received and
taken in charge the proxies presented at the
 Meeting; has reviewed the results
of the proxy tabulation; and has taken a poll of the shareholders present in person at the Meeting; and

The undersigned does further certify that
 there are represented at the
Meeting, in person or by proxy, shareholders
 of the Sefton Equity
Value Fund, Sefton Small Company Value Fund,
 Sefton U.S. Government Fund,
and Sefton California Tax-Free Fund holdings
 of record as of October 14,
1999 an aggregate of 3,303,335; 1,171,389;
 2,019,482, and 2,720,634 shares,
respectively.

The undersigned declares under penalty of
 perjury that the foregoing is
true and correct.




Dated: November 22, 1999
__________________________________
Name:	Frank M. Deutchki


	SEFTON FUNDS TRUST

	SPECIAL MEETING OF SHAREHOLDERS

	November 22, 1999

	BALLOT REGARDING PROPOSAL TO APPROVE
	SEFTON FUND PLAN OF REORGANIZATION




1.	NAME OF SHAREHOLDER:

2. NAME OF FUND:

3. NUMBER OF SHARES:

4. BALLOT:

NUMBER OF	      NUMBER OF	      NUMBER OF
SHARES		SHARES		SHARES
VOTED FOR		VOTED AGAINST	ABSTAINING

_________		___________		___________


_________		___________		___________



(Signature - if by proxy print
 name of Shareholder represented)

LA/CERT